Exhibit 10.4
SUN HEALTHCARE GROUP, INC.
2004 EQUITY INCENTIVE PLAN
AS AMENDED AND RESTATED

NON-EMPLOYEE DIRECTORS STOCK-FOR-FEES PROGRAM

1. Establishment.  Sun Healthcare Group, Inc. (the “Company”) hereby establishes this Sun Healthcare Group, Inc. Non-Employee Directors Stock-for-Fees Program, as set forth herein (this “Program”).  This Program is effective as of July 1, 2008 (the “Effective Date”).  This Program is an Appendix to, and any shares of Common Stock issued under this Program on and after the Effective Date shall be charged against the applicable share limits of, the Sun Healthcare Group, Inc. 2004 Equity Incentive Plan, as amended and restated (the “Plan”).  Except as otherwise expressly provided herein, the provisions of the Plan shall govern all Stock Units (as such term is defined below) credited, and shares issued, pursuant to this Program.  Capitalized terms are defined in the Plan if not defined herein.

2. Purpose.  The purpose of this Program is to promote the success of the Company and the interests of its stockholders by providing members of the Company’s Board of Directors (the “Board”) who are not officers or employees of the Company or one of its Subsidiaries (“Non-Employee Directors”) an opportunity to elect to receive their Annual Cash Retainer in the form of Stock Units and more closely aligning the interests of Non-Employee Directors and stockholders.

3. Election to Receive Stock Units in Lieu of Annual Cash Retainer.

(a)	Definitions. For purposes of this Program, the following definitions shall apply:

•
“Annual Cash Retainer” shall mean the basic annual retainer (including any additional fees for serving as a chairperson of the Board or a committee thereof, but excluding any meeting fees), to the extent otherwise payable in cash, payable to a Non-Employee Director for services as a member of the Board.

•	“Program Account” shall mean the unfunded bookkeeping account maintained by the Company on behalf of each Non-Employee Director to which the Non-Employee Director’s Stock Units shall be credited.

•
“Program Year” shall mean the 12 consecutive month period beginning January 1 each year and ending December 31 each year, except that the initial Program Year shall commence on July 1, 2008 and end on December 31, 2008.

•
“Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment as provided in Sections 5(b) and 12 of the Plan) solely for purposes of the Program.  Stock Units shall be used solely as a device for the determination of the number of shares of Common Stock eventually to be delivered to a Non-Employee Director upon payment of such Stock Units.  Stock

Units shall not be treated as property or as a trust fund of any kind.  Stock Units granted to a Non-Employee Director pursuant to the Program shall be credited to the Non-Employee Director’s Program Account.

(b)
Election Form.  A Non-Employee Director may elect to exchange the right to receive payment of all or a portion of his or her Annual Cash Retainer payable with respect to a particular Program Year for the right to receive a grant of Stock Units under this Program in lieu of such retainer (or portion thereof, as applicable).  Such election shall be made by completing the election form attached hereto as Exhibit 1 (or such other form as the Board may prescribe from time to time) (an “Election Form”) and filing such completed form with the Company by the deadline determined under Section 3(c), (d) or (e) below, as applicable.

(c)
Election for Initial Program Year.  Any individual who is a Non-Employee Director on the Effective Date may file an Election Form with the Company no later than June 30, 2008.  Such Election Form shall be irrevocable and shall be effective with respect to the Annual Cash Retainer for the initial Program Year commencing July 1, 2008 and ending December 31, 2008.

(d)
Election for Subsequent Program Years.  With respect to any Program Year commencing on or after January 1, 2009, and except as otherwise provided in Section 3(e) of this Program, a Non-Employee Director may file an Election Form with the Company on or before December 31 immediately preceding the start of such Program Year or any earlier deadline that may be established with respect to the particular year.  Such Election Form shall become irrevocable as of such December 31 and shall be effective with respect to the Annual Cash Retainer for the Program Year commencing on the January 1 that next follows such December 31.

(e)
Election for First Year of Eligibility.  Notwithstanding anything to the contrary in this Program, any individual who first becomes a Non-Employee Director after the Effective Date and during the first three (3) quarters of a particular Program Year may file an Election Form with the Company no later than thirty (30) days after such individual first becomes a Non-Employee Director for purposes of this Program.  Such Election Form shall be irrevocable and shall be effective with respect to the director’s Annual Cash Retainer paid for services rendered during the Program Year in which the Election Form is filed for any quarter in such Program Year that commences after such Election Form is filed with the Company.

(f)
Credit of Stock Units.  Annual Cash Retainers are paid by the Company on a quarterly basis.  Upon the last business day of each quarter of a Program Year for which a Non-Employee Director has made a valid and timely election to receive Stock Units under this Program in lieu of all or a portion of his or her Annual Cash Retainer for that quarter (each, a “Crediting Date”) the Company shall credit the Non-Employee Director’s Program Account with a number of Stock Units determined by dividing (i) the amount of the Exchanged Retainer, by (ii) the Fair Market Value of a share of Common Stock on that Crediting Date, rounded down to the nearest whole unit.  The “Exchanged Retainer” is that portion of the Non-Employee Director’s Annual Cash Retainer that would have otherwise been paid in cash to the Non-Employee Director for his or her service on the Board during that quarter but for his or her election pursuant to this Program.  Any fractional amount less than the Fair Market Value of a share of the Common Stock as of such Crediting Date shall be paid in cash.  Not less frequently than annually, the Company shall provide each Non-Employee Director with a current statement of his or her Program Account reflecting all credits of Stock Units as of such date.  The term “Fair Market Value” is used in this Program as defined in the Plan.

(g)	Dividend and Voting Rights.

(i)
A Non-Employee Director shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 3(g)(ii) of this Program with respect to dividend equivalent rights) and no voting rights, with respect to Stock Units credited under this Program and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares are actually issued to and held of record by the Non-Employee Director.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the shares.

(ii)
As of any date that the Company pays an ordinary cash dividend on its Common Stock (and in all events no later than two-and-one-half months after such date), the Company shall pay each Non-Employee Director with a Program Account balance an amount in cash equal to the per-share cash dividend paid by the Company on its Common Stock on such date, multiplied by the number of outstanding and unpaid Stock Units credited to such Non-Employee Director’s Program Account as of the related dividend payment record date.  No such payment shall be made with respect to any Stock Units which, as of such record date, have been paid pursuant to Section 3(h).

(h)
Payment of Stock Units.  Any Stock Units credited to a Non-Employee Director’s Program Account shall be fully vested at all times, and shall be payable in an equivalent number of shares of Common Stock (either by delivering one or more certificates, registered in the name of the Non-Employee Director, for such shares or by entering such shares in the name of the Non-Employee Director in book-entry form, as determined by the Company in its discretion) on or within sixty (60) days following the first to occur of (A) the date of the Non-Employee Director’s Separation from Service or (B) the fifth (5th) anniversary of the date the Stock Unit was credited to the Non-Employee Director.  As used herein, a “Separation from Service” occurs when the Non-Employee Director dies, retires, or otherwise has a termination of employment with the Company that constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder.  Notwithstanding the foregoing, in the event the Non-Employee Director is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) on the date of the Non-Employee Director’s Separation from Service, the Non-Employee Director shall not be entitled to payment of any Stock Units that would otherwise be paid in connection with his or her Separation from Service until the earlier of (A) the date which is six (6) months after his or her Separation from Service with the Company for any reason other than death, or (ii) the date of the Non-Employee Director’s death (and, in either case, payment will be made within thirty (30) days following that event); provided that this six-month delay shall apply only to the extent such delay in payment is required to comply with, and avoid the imputation of any tax, penalty or interest under, Section 409A of the Code.

Shares of Common Stock issued with respect to this Program may be issued under the Plan (and, in such case, shall be charged against the Share Limit set forth in Section 5 of the Plan) or may be issued under any other authority of the Company.  Notwithstanding the foregoing provisions, in the event that the Company is not able to issue shares of Common Stock in payment of any Stock Units credited under this Program, such Stock Units shall be settled by payment in cash equal to the applicable number of Stock Units not eligible to be paid in shares, multiplied by the Fair Market Value of a share of Common Stock on the date the Stock Units are paid.

4. Plan Provisions.  Stock Units credited under this Program, and the issuance of shares of Common Stock in respect thereof (and any shares so issued), shall otherwise be subject to the terms of the Plan (including, without limitation, the provisions of Sections 12, 13 and 18 of the Plan); provided that no payment of the Stock Units shall be made earlier than the payment date determined pursuant to this Program.

5. Amendment; Administration; Construction.  The Board may at any time amend, modify or suspend this Program without stockholder approval; provided that no such amendment, modification or suspension shall materially and adversely affect the rights of participants in this Program, without their consent, as to any Exchanged Retainer for the Program Year in which such amendment, modification or suspension occurs that has not theretofore been satisfied by the crediting of Stock Units pursuant to this Program or as to any Stock Units previously credited or to be credited for that or any prior year.  The Company may terminate this Program and pay all outstanding Stock Units hereunder in accordance with the requirements of Treasury Regulation 1.409A-3(j)(4)(ix)(A), (B) or (C).  This Program does not limit the Board’s authority to make other, discretionary award grants to Non-Employee Directors pursuant to the Plan.  The Board’s power and authority to construe and interpret the Plan and awards thereunder pursuant to Section 2(b) of the Plan shall extend to this Program and any Stock Units credited and shares issued hereunder.  As provided in Section 2(b) of the Plan, any action taken by, or inaction of, the Board relating or pursuant to this Program and within its authority or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.  The Board shall be the Committee (as such term is used herein and in the Plan) as to this Program; provided that if at the relevant time the Board has delegated discretionary authority as to establishing director compensation to a committee of the Board, that particular committee shall be the Committee.  This Program, including any Election Forms filed hereunder, shall be construed and interpreted to comply with Section 409A of the Code.  Notwithstanding anything to the contrary in the Plan or this Program, the Company reserves the right to amend this Program to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of elections made under this Program in light of Section 409A of the Code and any regulations or other guidance promulgated thereunder.

6. Restrictions on Transfer.  Notwithstanding anything contained herein or in the Plan to the contrary, prior to the time the Stock Units are vested and paid, neither the Stock Units nor any interest therein or amount payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, other than by will or the laws of descent and distribution.

7. Limitation on Non-Employee Director’s Rights.  The Stock Units create no fiduciary duty to the Non-Employee Director and shall create only a contractual obligation on the part of the Company to make payments, subject to vesting and the other terms and conditions hereof, as provided above.  No assets have been secured or set aside by the Company with respect to the Stock Units and, if amounts become payable to the Non-Employee Director pursuant to this Program, the Non-Employee Director’s rights with respect to such amounts shall be no greater than the rights of any general unsecured creditor of the Company.

8. Effect of this Program.  This Program shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.

SUN HEALTHCARE GROUP, INC.
NON-EMPLOYEE DIRECTORS STOCK-FOR-FEES PROGRAM

DIRECTOR STOCK UNIT AWARD AND PAYMENT ELECTION FORM

For the Program Year January 1, 2009 –December 31, 2009

Director:  __________________________________________________________________
                 (Print Full Name)

I, the Director named above, hereby irrevocably make the elections set forth below pursuant to the Non-Employee Director Stock-for-Fees Program (the “Program”) adopted under the Sun Healthcare Group, Inc. 2004 Equity Incentive Plan, as amended and restated (the “Plan”).  I understand that this election will apply to my Annual Cash Retainer for the Program Year indicated above and each subsequent Program Year unless I timely file a subsequent election with respect to such Program Year.  (Capitalized terms used in this form and not otherwise defined herein have the meanings ascribed to them in the Program.)

I have read and understand this form.  I have received, read and understand the Program and Plan documents and the Prospectus for the Plan.  I agree to be bound by the terms and conditions of the Program and the Plan.  If there is any inconsistency between this form and the Program or the Plan, the Program or the Plan, as applicable, controls.  I understand and agree that if I elect to receive any portion of my Annual Cash Retainer in the form of stock units, the stock units will be distributed in accordance with the provisions of the Program and the Plan at the time specified below.

Stock-for-Fees Election

Check and initial one of the following options to indicate whether you wish to receive a portion of your Annual Cash Retainer for the above Program Year in the form of stock units (“Units”), and, if so, indicate the amount of your Annual Cash Retainer you wish to receive as Units by filling in a whole percentage and/or a fixed dollar amount, as applicable.  Please note that your “Annual Cash Retainer” is the amount of your annual retainer (including any additional Chairperson fees, but not including any meeting fees) that, but for your election, would have been payable to you in cash.  If you do not select any of these options, you will be deemed to have elected to receive your Annual Cash Retainer for the applicable Program Year in the form of a cash payment.

I hereby make the following election with respect to my Annual Cash Retainer for the above Program Year and each subsequent Program Year (unless I timely file a subsequent election with respect to such Program Year):

☐ _____	I elect to receive my entire Annual Cash Retainer in cash.
☐ _____
I elect to receive _____ % of my Annual Cash Retainer in the form of Units in accordance with the Program; the balance of my Annual Cash Retainer (if I elect to receive less than 100% in Units) will be paid in cash.  The percentage that I elect will apply equally to my Annual Cash Retainer for any service each quarter during the applicable Program Year.

I understand and agree that the foregoing election is irrevocable and may not be changed once this form has been filed with the Company.

________________________________________________________
(Signature of Director)

ACKNOWLEDGEMENT OF DELIVERY OF ELECTION

On behalf of the Company, I hereby acknowledge that the above election was received on or before December 31, 2008.

SUN HEALTHCARE GROUP, INC.

By___________________________________________